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                AMERICAN FINANCIAL CORPORATION AND SUBSIDIARIES

        EXHIBIT 12 - COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                   AND FIXED CHARGES AND PREFERRED DIVIDENDS
                             (Dollars in Thousands)


                                                                               Year Ended December 31,
                                                             ---------------------------------------------------------
                                                                 1994        1993         1992        1991        1990
                                                                 ----        ----         ----        ----        ----
Pretax income (loss) excluding discontinued operations       $ 26,376    $257,426   ($144,854)    $118,710    $ 77,450
Minority interest in subsidiaries having fixed charges(*)       8,565      34,800       37,685      44,369      15,779
Less undistributed equity in losses
  (earnings) of investees                                      49,010     (25,067)     376,020       5,817     (28,362)
Fixed charges:
  Interest expense                                            114,803     153,836      212,150     245,757     353,220
  Debt discount and expense                                     1,240       5,273        4,698       6,961       9,273
  One-third of rentals                                          5,119       5,801       16,341      45,286      74,166
                                                             --------    --------     --------    --------    --------

      EARNINGS                                               $205,113    $432,069     $502,040    $466,900    $501,526
                                                             ========    ========     ========    ========    ========


Fixed charges:
  Interest expense                                           $114,803    $153,836     $212,150    $245,757    $353,220
  Debt discount and expense                                     1,240       5,273        4,698       6,961       9,273
  One-third of rentals                                          5,119       5,801       16,341      45,286      74,166
  Pretax preferred dividend requirements of subsidiaries         -           -            -            598       2,913
  Capitalized interest                                           -           -            -          5,495       8,423
                                                             --------    --------     --------    --------    --------

      FIXED CHARGES                                          $121,162    $164,910     $233,189    $304,097    $447,995
                                                             ========    ========     ========    ========    ========


Fixed charges and preferred dividends:
  Fixed charges - per above                                  $121,162    $164,910     $233,189    $304,097    $447,995
  Preferred dividends                                          25,709      26,122       26,218      24,899      24,180
                                                             --------    --------     --------    --------    --------

      FIXED CHARGES AND PREFERRED DIVIDENDS                  $146,871    $191,032     $259,407    $328,996    $472,175
                                                             ========    ========     ========    ========    ========




Ratio of Earnings to Fixed Charges                               1.69        2.62         2.15        1.54        1.12
                                                                 ====        ====         ====        ====        ====


Earnings in excess of Fixed Charges                          $ 83,951    $267,159     $268,851    $162,803    $ 53,531
                                                             ========    ========     ========    ========    ========



Ratio of Earnings to Fixed
  Charges and Preferred Dividends                                1.40        2.26         1.94        1.42        1.06
                                                                 ====        ====         ====        ====        ====


Earnings in excess of Fixed
  Charges and Preferred Dividends                            $ 58,242    $241,037     $242,633    $137,904    $ 29,351
                                                             ========    ========     ========    ========    ========


(*)  Amounts include preferred dividends of subsidiaries.




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